Exhibit 99.4
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
SERIES C PARTICIPATING PREFERRED STOCK OF
MONEYGRAM INTERNATIONAL, INC.
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
     The undersigned, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to the authority expressly vested in the Board of Directors of MoneyGram International, Inc., a Delaware corporation (the “Corporation”), by the Corporation’s Amended and Restated Certificate of Incorporation, the Board of Directors has by resolution duly provided for the issuance of and created a series of Preferred Stock of the Corporation, par value $0.01 per share (the “Preferred Stock”), and in order to fix the designation and amount and the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock, has duly adopted resolutions setting forth such rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of a series of Preferred Stock as set forth in this Certificate of Designations, Preferences and Rights of Series C Preferred Stock (the “Certificate”).
     Each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:
     1. Number of Shares and Designation. 800,000 shares of Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as Series C Participating Preferred Stock (the “Series C Preferred Stock”). Subject to Section 9, the number of shares of Series C Preferred Stock may be increased (to the extent of the Corporation’s authorized and unissued Preferred Stock) or decreased (but not below the number of shares of Series C Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase or decrease, as the case may be, with the Secretary of State of the State of Delaware.
     2. Rank. The Series C Preferred Stock shall, with respect to payment of dividends, redemption payments and rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation (i) rank senior and prior to the Common Stock, the Series A Junior Participating Preferred Stock of the Corporation, par value $0.01 per share, the Series D Preferred Stock, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series C Preferred Stock as to payment of dividends or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Junior Securities”), (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future without violation of this Certificate, that does not by its terms expressly provide that it ranks senior to or junior to the Series C Preferred Stock as to payment of dividends or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, other than Junior Securities, are collectively referred to herein as the “Parity Securities”), and (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future without violation of this Certificate, that by its terms ranks senior to the Series C Preferred Stock as to payment of dividends or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Securities”). The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any securities, rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities or Senior Securities, as the case may be. At the time of the initial issuance of the Series C Preferred Stock there will be no Parity Securities or Senior Securities outstanding.
     3. Dividends.
     (a) The holders of record of the issued and outstanding shares of Series C Preferred Stock shall be entitled to receive, out of assets legally available for the payment of dividends, dividends on the terms described below:
     (i) Holders of shares of Series C Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends and distributions paid (whether in the form of cash, stock, other assets, or otherwise, and including, without limitation, any dividend or distribution of shares of stock or other equity, or evidences of indebtedness, of any Person, including, without limitation, the Corporation or any Subsidiary) on the shares of Common Stock to the extent of the excess of (x) the amount such holders would have received if, immediately prior to each Common Stock Dividend Record Date (as defined below), all shares of Series C Preferred Stock (together with the other components of the Temporary Security Units (as defined in the Purchase Agreement)) then outstanding were exchanged for shares of Series B Preferred Stock and Series B-1 Preferred Stock (in the manner described in the Purchase Agreement as if Shareholder Approval and Requisite Regulatory Approvals had been obtained and without regard to any limitations contained therein) and all such shares of Series B Preferred Stock and Series B-1 Preferred Stock were converted into shares of Common Stock or shares of Series D Preferred Stock, as applicable (in the manner described in Section 7 of the Series B Certificate or Section 7 of the Series B-1 Certificate without regard to any limitations contained therein) over (y) any dividends paid on shares of Common Stock and Series D Preferred Stock that would be required to be included with such shares of Series C Preferred Stock upon exchange for shares of Series B Preferred Stock and Series B-1 Preferred Stock (as described in Section 1.3 of the Purchase Agreement). Dividends or distributions payable pursuant to this Section 3(a)(i) shall be payable on the same date that such dividends or distributions are payable to holders of shares of Common Stock.
     (ii) In addition to any dividends pursuant to Section 3(a)(i) hereof, in respect of each three-month period beginning with the period starting on the Initial Funding Date and ending on the 90th day following the Initial Funding Date, the Corporation shall pay, as and when declared by the Board of Directors, out of assets legally available therefor, a quarterly dividend on each share of Series C Preferred Stock at the annual rate per share of the Applicable Percentage (as defined below) of the sum of (x) the Liquidation Preference and (y) all accumulated and unpaid dividends, if any, whether or not declared, from the Initial

Funding Date to the applicable Dividend Payment Date (as defined below), excluding any dividends accruing during the then current Dividend Period (as defined below) (such rate, the “Dividend Rate”). The “Applicable Percentage” shall mean (A) 20.0%, through the date that is 90 calendar days after the Initial Funding Date, (B) 20.5%, effective as of the date that is 91 calendar days after the Initial Funding Date, (C) 21.0%, effective as of the date that is 181 calendar days after the Initial Funding Date, (D) 21.5%, effective as of the date that is 271 calendar days after the Initial Funding Date, (E) 22.0%, effective as of the date that is one year after the Initial Funding Date. Dividends under this Section 3(a)(ii) shall be paid in cash; provided that, until the fifth anniversary of the Initial Funding Date, upon a determination by the Independent Directors such determination intended to be a “fact” for purposes of Section 151(a) of the DGCL, dividends may be accrued for any Dividend Period prior to such fifth anniversary at the Applicable Percentage of the sum of (x) the Liquidation Preference and (y) all accumulated and unpaid dividends, if any, whether or not declared, from the Initial Funding Date to the applicable Dividend Payment Date, compounding quarterly, in lieu of paying such dividends in cash currently; provided, however, that following any failure by the Corporation to redeem shares of Series C Preferred Stock for cash in a timely manner as required by this Certificate (without giving effect to Section 11(d) or any prohibition on such payment under any applicable law (related to impairment of capital or otherwise)) for any reason, dividends shall be paid currently in cash. Notwithstanding anything in this Certificate to the contrary, if Shareholder Approval and 85% Requisite Regulatory Approvals have been obtained, then from and after the date that the last of the 85% Requisite Regulatory Approvals is acquired, the Applicable Percentage shall mean 16.0%, and if Shareholder Approval and 95% Requisite Regulatory Approvals have been obtained, then from and after the last of the 95% Requisite Regulatory Approvals is acquired, the Applicable Percentage shall mean 13.0%.
     (iii) Dividends on the Series C Preferred Stock provided for in Section 3(a)(ii) hereof shall accrue and accumulate, whether or not declared, on a daily basis from the Initial Funding Date, and shall, if declared, be payable quarterly on the First Payment Date, the Second Payment Date, the Third Payment Date and the Fourth Payment Date of each year (unless such day is not a Business Day (as defined below), in which event such dividends shall be payable on the next succeeding Business Day) (each such payment date being a “Dividend Payment Date” and the period from the Initial Funding Date to the first Dividend Payment Date and each such quarterly period thereafter until a redemption date (but only with respect to any such shares so redeemed on such redemption date) being a “Dividend Period”). As used herein, the term “Business Day” means any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in the City of New York. The “First Payment Date” means the 91st calendar day after the Initial Funding Date and each successive anniversary of such date in each successive year. The “Second Payment Date” means the 181st calendar day after the Initial Funding Date and each successive anniversary of such date in each successive year. The “Third Payment Date” means the 271st calendar day after the Initial Funding Date and each successive anniversary of such date in each successive year. The “Fourth Payment Date” means the one-year anniversary of the Initial Funding Date and each successive anniversary of such date in each successive year.

     (iv) Each dividend payable pursuant to Section 3(a)(i) or Section 3(a)(ii) hereof shall be payable to the holders of record of shares of Series C Preferred Stock as they appear on the stock records of the Corporation at the close of business on the record date designated by the Board of Directors for such dividends (each, a “Dividend Payment Record Date”), which (i) with respect to dividends payable pursuant to Section 3(a)(i) hereof, shall be the same day as the record date for the payment of dividends to the holders of shares of Common Stock (the “Common Stock Dividend Record Date”) and, (ii) with respect to dividends payable pursuant to Section 3(a)(ii) hereof, shall be not more than thirty (30) days nor less than ten (10) days preceding the applicable Dividend Payment Date. Dividends in respect of any past Dividend Periods that are in arrears may be declared and paid at any time to holders of record on the Dividend Payment Record Date therefor.
     (b) During any Stoppage Period (as defined below), (i) no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than, subject to Section 9, a redemption, purchase or other acquisition of shares of Common Stock from employees or directors of the Corporation or any Subsidiary of the Corporation required by the terms of any bona fide employee or director incentive or benefit plans or arrangements of the Corporation or any Subsidiary of the Corporation approved by the Board of Directors or the payment of cash in lieu of fractional shares in connection therewith) for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (except, subject to Section 9, by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith) and (ii) the Corporation shall not, directly or indirectly, make any payment on account of any purchase, redemption, retirement or other acquisition of any Parity Securities (other than, subject to Section 9, for consideration payable solely in Junior Securities). “Stoppage Period” means any period (A) beginning at any time that the Corporation shall have failed to pay any dividend contemplated by Section 3(a) hereof and ending at such time when all such dividends have been paid in full in cash, (B) in respect of which the Corporation elects to accrue dividends under Section 3(a)(ii), or (C) beginning at any time that the Corporation shall have failed to pay the redemption price for shares of Series C Preferred Stock that holders of shares of Series C Preferred Stock have requested be redeemed pursuant to Section 11 hereof and ending at such time when the full applicable redemption price, as set forth in Section 11 hereof, for all such shares of Series C Preferred Stock shall have been paid to the holders in cash.
     (c) For the avoidance of doubt, the shares of Series C Preferred Stock that have been redeemed upon payment of the Liquidation Payment Amount shall not be entitled to receive any dividend pursuant to this Section 3 payable on or after the redemption date.
     4. Liquidation Preference.
     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall, with respect to each share of Series C Preferred Stock, be entitled to be paid in redemption of such share out of the assets of the Corporation available for distribution to its stockholders a liquidation preference equal to the sum of (x) $1,000 per share (the “Liquidation Preference”),

(y) an amount equal to all accumulated and unpaid dividends, if any (whether or not declared), to the date of payment (such amount, the “Accumulated Dividend Amount”), and (z) the Applicable Per Share CVR Amount (as defined in Section 12 and, together with the Liquidation Preference and the Accumulated Dividend Amount, the “Liquidation Payment Amount”), in each case, before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities. If the assets of the Corporation available for distribution to its stockholders are not sufficient to pay in full the Liquidation Payment Amounts payable to the holders of shares of Series C Preferred Stock and the liquidation preference payable to the holders of any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series C Preferred Stock and any such other Parity Securities ratably in accordance with the Liquidation Payment Amounts and the liquidation preference for the Parity Securities, respectively.
     (b) Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash, securities or other property shall by itself be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.
     5. Redemption by the Corporation. Subject to the provisions of Section 7, the Corporation shall have the right, exercisable at any time after the earlier of (x) the tenth (10th) anniversary of the Initial Funding Date, or (y) any time after the Corporation shall have redeemed for cash in accordance with redemption demands from holders, pursuant to Section 11, more than 50% of the shares of Series C Preferred Stock issued as of the Initial Funding Date, to redeem, at the Corporation’s option, out of assets lawfully available for the redemption of shares, all (but not less than all) of the outstanding shares of Series C Preferred Stock for an amount in cash per share equal to the Liquidation Payment Amount as of the date of the Corporation’s delivery to the holders of the Notice of Redemption (the “Redemption Price”).
     6. Procedures for Redemption by the Corporation.
     (a) In the event of a redemption of shares of Series C Preferred Stock pursuant to Section 5, the Corporation shall deliver written notice to each holder (the “Notice of Redemption”), by first class mail, postage prepaid, mailed not less than fifteen (15) days and no more than twenty (20) days prior to the date on which the holder is to surrender to the Corporation the certificates representing shares to be redeemed (such date, or if such date is not a Business Day, the first Business Day thereafter, the “Corporation Redemption Date”), provided that the Corporation Redemption Date shall not be later than the 30th day immediately following the date upon which the Corporation exercises its redemption option pursuant to Section 5. The Notice of Redemption shall specify: (i) the number of shares of Series C Preferred Stock to be redeemed by the Corporation; (ii) the Corporation Redemption Date; (iii) the Redemption Price; and (iv) instructions on surrendering the holder’s shares for any shares to be redeemed. Any Notice of Redemption mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the Notice of Redemption.
     (b) Upon surrender in accordance with the Notice of Redemption of the certificates representing any shares so redeemed, such shares shall be redeemed by the Corporation at the

Redemption Price with payment of such Redemption Price being made on the Corporation Redemption Date by wire transfer of immediately available funds to the account specified by the holder of the shares redeemed. Such redemption shall be effective on the Corporation Redemption Date, notwithstanding any failure of such holders to deliver such certificates, provided that the Redemption Price has either been paid to each holder on or prior to such date or deposited in a bank in a separate trust account for the sole benefit of the holders. Until redemption is effective on the Corporation Redemption Date as aforesaid, shares of Series C Preferred Stock may be exchanged pursuant to Section 7 and shall accrue and accumulate dividends pursuant to Section 3.
     7. Conditional Exchange. Shares of Series C Preferred Stock are subject to the exchange provisions set forth in the Purchase Agreement.
     8. Status of Shares. Unless otherwise approved by the written consent of, or the affirmative vote in favor at a meeting called for that purpose by, holders of at least a majority of the outstanding shares of Series C Preferred Stock, all shares of Series C Preferred Stock that are at any time redeemed by the Corporation pursuant to Section 5 or exchanged pursuant to the Purchase Agreement and all shares of Series C Preferred Stock that are otherwise reacquired by the Corporation shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized but unissued shares of preferred stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.
     9. Voting Rights.
     (a) The holders of record of shares of Series C Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 9 and Section 11(f) or as otherwise provided by law.
     (b) The holders of the shares of Series C Preferred Stock shall be entitled to notice of all stockholders’ meetings in accordance with the Certificate of Incorporation and Bylaws of the Corporation as if they are holders of Common Stock.
     (c) So long as shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the written consent of, or affirmative vote in favor at a meeting called for that purpose by, holders of at least a majority of the outstanding shares of Series C Preferred Stock entitled to consent or vote with respect to such matter:
     (i) create, authorize or issue any Senior Securities or Parity Securities or any security convertible into, or exchangeable or exercisable for, Senior Securities or Parity Securities;
     (ii) subject to Section 13(b), amend, alter or repeal any provision of this Certificate, the Series B Certificate, the Series B-1 Certificate, the Series D Certificate or any other provision of the Corporation’s Certificate of Incorporation or any provision of the Corporation’s by-laws (in each case, by any means, including, without limitation, by merger, consolidation, reclassification, amendment, or otherwise) so as to, or in a manner that would, adversely affect the preferences, rights, privileges, powers or economics of the Series C Preferred Stock; provided that, subject to the other provisions of this Section 9(c), the creation, authorization or issuance of any Junior Securities shall not by itself be deemed to have any such adverse effect;
     (iii) split, reverse split, subdivide, reclassify or combine the Series C Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series D Preferred Stock or the Common Stock, or increase the authorized number of shares of Series C Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series D Preferred Stock or, except in connection with issuances of Common Stock contemplated by Section 9(c)(viii)(C) or (D),Common Stock;
     (iv) (A) institute (or permit any of its Subsidiaries to institute) a voluntary case or proceeding in respect of the Corporation or any of its Subsidiaries under the federal bankruptcy code or any other similar federal, state or foreign law (“Bankruptcy Law”) or any other case or proceeding to be adjudicated a bankrupt or insolvent, (B) consent to (or permit any of its Subsidiaries to content to) the entry of a decree or order for relief in respect of the Corporation or any of its Subsidiaries in any involuntary case or proceeding under any Bankruptcy Law or to the institution of bankruptcy or insolvency proceedings against the Corporation or any of its Subsidiaries, (C) file (or permit any of its Subsidiaries to file) a petition in respect of the Corporation or any of its Subsidiaries seeking reorganization or relief under any Bankruptcy Law, or consent to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Corporation or any of its Subsidiaries or of any substantial part of its property, or (D) make an assignment for the benefit of creditors;
     (v) adopt a plan or agreement of complete or partial liquidation or dissolution, or otherwise voluntarily liquidate, dissolve or wind-up the Corporation;
     (vi) declare, set aside or pay (or permit any of its Subsidiaries to pay) any dividend or other distribution of any nature on the Common Stock or on any other Junior Securities, except for ordinary cash dividends on Common Stock not in excess of the Corporation’s consolidated current year’s net income if at such time of such ordinary cash dividend (A) all dividends (including, without limitation, accumulated and accrued dividends) payable to holders of Series C Preferred Stock pursuant to Section 3(a) as of such date (whether or not declared) shall have been paid (including, without limitation, that all such dividends under Section 3(a)(ii) shall have been paid in cash) and (B) all shares of Series C Preferred Stock that holders of shares of Series C Preferred Stock have requested be redeemed pursuant to Section 11 hereof shall have been redeemed for cash at the full applicable redemption price set forth in Section 11 hereof;
     (vii) purchase, redeem or otherwise acquire or retire for value any shares of Common Stock or other Junior Securities (other than payments to purchase Junior Securities from employees or directors of the Corporation as required pursuant to any bona fide agreements in effect as of date of the Purchase Agreement and approved by the Board of Directors and in an amount not to exceed $2 million in the aggregate for all such individuals), or pay to or make available for a sinking fund for the purchase, redemption or acquisition of any shares of Common Stock or other Junior Securities;

     (viii) issue any shares of Common Stock or other Junior Securities (or any options, warrants or rights to acquire, or securities convertible into or exchangeable for, shares of Common Stock or any other Junior Securities), except (A) issuances to holders of shares of Series C Preferred Stock pursuant to the Purchase Agreement and this Certificate, (B) issuances to employees or directors of the Corporation pursuant to bona fide compensation arrangements approved by the Board of Directors, (C) subject to Section 11(b), issuances that constitute consideration for acquisitions by the Corporation of operating companies pursuant to a transaction approved by the Board of Directors, and (D) issuances of Common Stock at a net price per share to the Company not less than 90% (after taking into account underwriting, commitment arrangement, financing or similar fees) of the then-current Market Price per share for the Common Stock;
     (ix) increase the number of directors comprising the entire Board of Directors above 13 (except as may be required by the Purchase Agreement);
     (x) incur, suffer to exist or guarantee (or permit any of the Corporation’s Subsidiaries to incur, suffer to exist or guarantee) indebtedness for borrowed money (whether by issuing debt securities, borrowing, or otherwise) in an aggregate principal amount outstanding for the Corporation and its Subsidiaries collectively in excess of $1,150,000,000;
     (xi) make investments in a manner that is in contravention of the Investment Policy (as defined in the Purchase Agreement); and
     (xii) beginning at any time that the Corporation shall have failed to pay the redemption price for shares of Series C Preferred Stock that holders of shares of Series C Preferred Stock have requested be redeemed pursuant to Section 11 hereof and ending at such time when the full applicable redemption price, as set forth in Section 11 hereof, for all such shares of Series C Preferred Stock shall have been paid to the holders in cash, (A) adopt an annual budget (provided that if such consent or vote is not obtained, the budget for the Corporation for the immediately prior year shall be utilized as the Corporation’s budget) or (B) hire or terminate any executive officer (provided that (x) the holders of the Series C Preferred Stock shall not unreasonably withhold or delay approval of any such hiring or termination and, provided further, (y) if the holders of Series C Preferred Stock shall not approve the hiring of any such executive officer the Corporation may appoint an existing employee to fill the position until a replacement approved by the holders of Series C Preferred Stock is hired and (z) nothing herein shall prohibit the Corporation from terminating any executive officer for “cause” as defined in such executive officer’s employment agreement with the Corporation);
provided, that no such consent or vote of the holders of Series C Preferred Stock shall be required if, at or prior to the time when such event described in (i) through (xii) above, all shares of Series C Preferred Stock at the time outstanding shall have been exchanged pursuant to the terms of the Purchase Agreement; provided further, that if GS (as defined in the Purchase Agreement) is a holder of outstanding shares of Series C Preferred Stock, it shall not be entitled to consent or vote with respect to an event described in (vi), (vii), (viii), (x), (xi) or (xii) above and, with respect to such event, the shares of Series C Preferred Stock held by GS shall not be considered to be outstanding for purposes of determining whether holders of the requisite number of shares of Series C Preferred Stock have voted, consented to or approved any such event.
     (d) The consent or votes required in Section 9(c) shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation’s Certificate of Incorporation or Bylaws.
     10. Definitions.
     Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.
“85% Requisite Regulatory Approvals” shall have the meaning set forth in the Purchase Agreement.
“95% Requisite Regulatory Approvals” shall have the meaning set forth in the Purchase Agreement.
“Affiliate” means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term “control” (and correlative terms “controlling,” “controlled by” and “under common control with”) means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.
“Board of Directors” means the board of directors of the Corporation.
“Business Combination” means (i) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Corporation with any Person or (ii) the sale, assignment, conveyance, transfer, lease or other disposition by the Corporation of all or substantially all of its assets.
“Capital Stock” means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.
“Common Stock” means the common stock of the Corporation, par value $0.01 per share.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Independent Director” shall have the meaning set forth in the Purchase Agreement.
“Initial Funding Date” means the Closing Date (as defined in the Purchase Agreement).

“Market Price” means, with respect to a particular security, on any given day, the volume weighted average price or, in case no such reported sales take place on such day, the average of the highest asked and lowest bid prices regular way, in either case on the principal national securities exchange on which the applicable security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, (i) the average of the highest and lowest sale prices for such day reported by the Over-The-Counter-Bulletin-Board (the “OTCBB”) or any comparable system then in use, (ii) if such security is so traded, but not so quoted, the average of the highest reported asked and lowest reported bid prices of such security as reported by the OTCBB or any comparable system then in use or (iii) if such security is not traded on the OTCBB or any comparable system, the average of the highest asked and lowest bid prices as furnished by two members of NASD, Inc., selected from time to time by the Corporation for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.
“Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
“Purchase Agreement” means the Purchase Agreement, dated as of February 6, 2008 among the Corporation and the purchasers named therein, including all schedules and exhibits thereto, as the same may be amended from time to time.
“Series B Certificate” means the Certificate of Designations, Preferences and Rights of Series B Participating Convertible Preferred Stock of the Corporation in the form contemplated by the Purchase Agreement.
“Series B-1 Certificate” means the Certificate of Designations, Preferences and Rights of Series B-1 Participating Convertible Preferred Stock of the Corporation in the form contemplated by the Purchase Agreement.
“Series D Certificate” means the Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock of the Corporation in the form contemplated by the Purchase Agreement.
“Series B Preferred Stock” means the Series B Participating Convertible Preferred Stock of the Corporation, par value $0.01 per share.
“Series B-1 Preferred Stock” means the Series B-1 Participating Convertible Preferred Stock of the Corporation, par value $0.01 per share.
“Series D Preferred Stock” means the Series D Participating Convertible Preferred Stock of the Corporation, par value $0.01 per share.
“Shareholder Approval” shall have the meaning set forth in the Purchase Agreement.

“Subsidiary” of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.
“Trading Day” means any day that the New York Stock Exchange, Inc., is open for trading.
“Voluntary Redemption Event” means (i) any Trigger Event and (ii) any Change in Control that has been approved or recommended by the Board of Directors of the Corporation after the date of issuance of the Series C Preferred Stock (which shall include, without limitation, any Change in Control that has been excluded, after the date of issuance of the Series C Preferred Stock, from the provisions of Section 203 of the DGCL or from any rights or similar plan of the Corporation).
     11. Redemption at the Option of the Holders.
     (a) At any time after the fifth (5th) anniversary of the Initial Funding Date, upon the request by holders of at least a majority of the outstanding shares of Series C Preferred Stock, the Corporation shall redeem all, but not less than all, but subject to Section 11(d), of the outstanding shares of Series C Preferred Stock at a redemption price per share in cash equal to the sum of (i) the sum of the Liquidation Preference and the Accumulated Dividend Amount (both as of the date the Corporation makes the full redemption payment in cash to such holders) plus (ii) the Applicable Per Share CVR Amount, whereupon, subject to Section 11(d) hereof, the Corporation shall effect such redemption, or cause such redemption to be effected, within 90 calendar days after the date of the holder’s request.
     (b) If the Corporation or Board of Directors shall propose anything that, if not approved by the holders of shares of Series C Preferred Stock, would be a Trigger Event (as defined below), the Corporation shall provide to each holder of shares of Series C Preferred Stock, not less than 20 days prior to consummation of such Trigger Event, notice in writing (by first class mail, postage prepaid) describing in reasonable detail the Trigger Event, the anticipated date of consummation of the Trigger Event, and a reasonably detailed summary of the terms of the Trigger Event (together with copies of all related forms of agreements and all ancillary documents) (the “Trigger Event Notice”). The Corporation shall keep the holders of shares of Series C Preferred Stock informed on a reasonably current basis of any material changes to any of the information described in the preceding sentence of this Section 11(b). In connection with each Trigger Event, each holder of shares of Series C Preferred Stock shall have the right (exercisable at the holder’s option at any time until the later of 15 days after the Corporation mails the Trigger Event Notice and 30 days prior to consummation of the Trigger Event (“Trigger Date”)) to require, by request in writing to the Corporation, that, subject to the consummation of the Trigger Event, the Corporation redeem, out of funds legally available therefor, such holder’s shares of Series C Preferred Stock at a redemption price per share in cash equal to the sum of (A) 101% of the sum of the Liquidation Preference and the Accumulated Dividend Amount (both as of the date the Corporation makes the full redemption payment in cash to such holders) plus (B) the

Applicable Per Share CVR Amount, whereupon the Corporation shall effect such redemption, or cause such redemption to be effected, promptly (but in any event within one Business Day) following consummation of such Trigger Event. As used herein, “Trigger Event” means any of the following effected without the written consent of, or the affirmative vote in favor at a meeting called for that purpose by, holders of at least a majority of the outstanding shares of Series C Preferred Stock (excluding any shares of Series C Preferred Stock not entitled to vote on the matter pursuant to the final proviso of Section 9(c)): (1) any direct or indirect acquisition (by purchase, merger or otherwise) by the Corporation or any of its Subsidiaries of Capital Stock, a business or division, or a material portion of the assets, of any other Person (except acquisitions of investment securities and other assets in the ordinary course of business) for consideration (whether in a single transaction or pursuant to a series of related transactions) in excess of $25 million; (2) any sale or other disposition (whether pursuant to a sale, lease, securitization, sale-leaseback or other transaction) of (x) any properties or assets of the Corporation or its Subsidiaries with a fair market value in excess of $25 million individually for any series of related transactions, except sales of investment securities in the ordinary course of business, and other sales in the ordinary course of business of assets that individually are immaterial to the Corporation, or (y) any Capital Stock of any Subsidiary of the Corporation; or (3) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Corporation with any Person involving aggregate consideration (including assumption of debt) in excess of $25 million; provided that, a Trigger Event shall not include any event that is a Change of Control (as defined below). Notwithstanding the foregoing, beginning at any time that the Corporation shall have failed to pay the redemption price for shares of Series C Preferred Stock that holders of shares of Series C Preferred Stock have requested be redeemed pursuant to Section 11 hereof and ending at such time when the full applicable redemption price, as set forth in Section 11 hereof, for all such shares of Series C Preferred Stock shall have been paid to the holders in cash, the thresholds set forth in the preceding sentence shall be zero rather than $25 million.
     (c) Change in Control.
     (i) In connection with a Change in Control described in Section 11(c)(iii)(B) or (C) below, each holder of shares of Series C Preferred Stock shall have the right (exercisable at the holder’s option) to require, by request in writing to the Corporation during the period commencing 60 days prior to and ending 60 days after the consummation of a Change in Control (the date of consummation being referred to as the “Change in Control Date”)), that the Corporation redeem (or that the acquiring or surviving Person in such Change of Control, if not the Corporation, redeem) such holder’s shares of Series C Preferred Stock, out of funds legally available therefor, at a redemption price per share in cash equal to the sum of (A) 101% of the sum of the Liquidation Preference and the Accumulated Dividend Amount (both as of the date the Corporation makes the full redemption payment in cash to such holders) plus (B) the Applicable Per Share CVR Amount, whereupon (subject to consummation of a Change in Control) the Corporation shall effect such redemption, or cause such redemption to be effected, if the holder’s redemption request was made prior to the Change in Control Date, then on the Change in Control Date, and if the holder’s redemption request was made after the Change in Control Date, then within 20 calendar days of such request.

     (ii) In connection with a Change in Control described in Section 11(c)(iii)(A), (D) or (E) below, each holder of shares of Series C Preferred Stock shall have the right (exercisable at the holder’s option) to require, by request in writing to the Corporation within 60 days after the public disclosure of the consummation of a Change in Control, that the Corporation redeem such holder’s shares of Series C Preferred Stock, out of funds legally available therefor, at a redemption price per share in cash equal to the sum of (A) 101% of the sum of the Liquidation Preference and the Accumulated Dividend Amount (as of the date the Corporation makes the full redemption payment in cash to such holders) plus (B) the Applicable Per Share CVR Amount, whereupon the Corporation shall effect such redemption, or cause such redemption to be effected, within 30 calendar days of such request.
     (iii) As used herein, “Change in Control” means the happening of any of the following events:
     (A) any Person acquires Beneficial Ownership, directly or indirectly, of 50% or more of the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (“Outstanding Corporation Voting Stock”);
     (B) consummation of a Business Combination, unless, following such Business Combination, (x) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Corporation Voting Stock immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of the entity resulting from such Business Combination (including, without limitation, a company that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the voting power of the Outstanding Corporation Voting Stock and (y) no Person Beneficially Owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity;
     (C) approval by the stockholders of the Corporation of a liquidation or dissolution of the Corporation;
     (D) individuals who, as of the Initial Funding Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director pursuant to the Purchase Agreement, or whose election or nomination for election by the Corporation’s shareholders was approved by a vote of at least a majority of the directors comprising the incumbent Board of Directors as of such election or nomination, shall be considered as though such individual were a member of the Incumbent Board; or

     (E) any event that would not otherwise constitute a Change in Control pursuant to Sections 11(b)(iii)(A), (B), (C) or (D) hereof but would constitute a “change in control” for purposes of the Existing Credit Facilities (as defined in the Purchase Agreement) or the Second Lien Notes (as defined in the Purchase Agreement).
The terms “Beneficially Own” and “Beneficial Ownership” are used herein as defined in Rules 13d-3 and 13d-5 of the Exchange Act, but without taking into account any contractual restrictions or limitations on voting or other rights.
     (iv) The Corporation shall deliver written notice to each holder of Series C Preferred Stock, by first class mail, postage prepaid, of any Change in Control as promptly as practicable, together with a reasonably detailed summary of the material terms of such Change in Control.
     (d) If the Corporation (i) shall not have sufficient assets legally available under the DGCL for the redemption of all shares of Series C Preferred Stock that holders of Series C Preferred Stock have requested be redeemed under Section 11(a), (b) or (c) (the “Required Number of Shares”) or (ii) will be in violation of Specified Contract Terms (as defined below) if it redeems the Required Number of Shares, the Corporation shall: (A) redeem, at the applicable redemption price set forth above in this Section 11, the maximum number of shares of Series C Preferred Stock it is permitted to redeem (which aggregate redemption price will be an amount equal to the lesser of (y) the amount legally available for the redemption of shares of Series C Preferred Stock and (z) the largest amount that can be used for such redemption in accordance with Specified Contract Terms); (B) subject to Sections 9, 11(b) and 13(b)-(c), use its best efforts to promptly take all actions necessary to eliminate any limitation or other impediment on the Corporation’s ability to redeem the Required Number of Shares as soon as practicable (including, without limitation, revaluing the assets of the Corporation so as to maximize the amount available for redemption of Series C Preferred Stock, seeking to refinance all indebtedness under the contracts containing the Specified Contract Terms, seeking to liquidate assets and otherwise seeking to raise sufficient funds legally available for the redemption of the Required Number of Shares without violation of Specified Contract Terms, and seeking a merger or other sale of the Corporation that would provide for the redemption of the Required Number of Shares), and (C) redeem pro rata among the holders of shares of Series C Preferred Stock, at the applicable redemption price set forth above in this Section 11, any and all shares of Series C Preferred Stock not redeemed because of the limitations described in clause (i) or clause (ii) of this paragraph as soon as practicable to the extent it is able to make such redemption out of assets legally available under the DGCL for the redemption of shares of Series C Preferred Stock and without violation of Specified Contract Terms. The inability of the Corporation to make a redemption payment for any reason shall not relieve the Corporation from its obligation to effect any required redemption when, as and if permitted by law and Specified Contract Terms. As used in this paragraph, “Specified Contract Terms” means the covenants of the Corporation contained in (x) the Existing Credit Facilities (as defined in the Purchase Agreement) as amended as of the Initial Funding Date in accordance with Section 1.2(c)(iv)(A) of the Purchase Agreement and (y) the Second-Lien Debt (as defined in the Purchase Agreement) documentation in accordance with Section 1.2(c)(iv)(B) of the Purchase Agreement, in each case under clause (x) and (y) as the same shall be in effect on and as of the Initial Funding Date and not including any subsequent amendment, restatement, refinancing, replacement or other modification thereof or any successor contract thereto. In the event the officers or directors of the Corporation do not take the actions required in this Section 11 because they reasonably believe, after consultation with the Corporation’s outside legal counsel, that taking such action would violate their fiduciary duties, then no holder of Series C Preferred Stock shall be entitled to make any claim against such officers or directors in their individual capacities as a result of their failure to take such actions; provided, that nothing herein shall relieve the Corporation from its obligations owed to the holders of the Series C Preferred Stock provided herein and nothing herein shall preclude any holder of Series C Preferred Stock from making claims for monetary damages against the Corporation or seeking injunctions or other equitable remedies to cause the Corporation to fulfill its obligations hereunder.
     (e) Until the full redemption price applicable under Section 11(a)-(c) is paid in cash to the holders of shares of Series C Preferred Stock, shares of Series C Preferred Stock shall accrue and accumulate dividends pursuant to Section 3.
     (f) Notwithstanding anything to the contrary contained herein, following the initial issuance of Series C Preferred Stock, without the prior vote or written consent of holders of a majority of the Series C Preferred Stock outstanding, no Voluntary Redemption Event may occur unless, at the time of such Voluntary Redemption Event: (i) if such Voluntary Redemption Event is a Trigger Event, the Corporation shall, prior to or simultaneously with such Voluntary Redemption Event, redeem for cash the Required Number of Shares for the redemption amount contemplated by this Section 11 (without giving effect to Section 11(d)), (ii) if such Voluntary Redemption Event is a Change in Control as defined in Sections 11(c)(iii)(B) or (C), the Corporation shall, prior to or simultaneously with such Voluntary Redemption Event, (x) with respect to all shares of Series C Preferred Stock that holders of Series C Preferred Stock have requested be redeemed under Section 11, redeem for cash the Required Number of Shares for the redemption amount contemplated by this Section 11 (without giving effect to Section 11(d)) and (y) with respect to all other Shares of Series C Preferred Stock, place in trust for the benefit of the holders of the Series C Preferred Stock in a manner reasonably acceptable to holders of a majority of the shares of Series C Preferred Stock outstanding, cash that is available for and sufficient to pay the redemption amount contemplated by this Section 11 (without giving effect to Section 11(d)) for the maximum number of the remaining Required Number of Shares that could exist in connection with the Voluntary Redemption Event, and (iii) if such Voluntary Redemption Event is any other event, the Corporation shall, prior to or simultaneously with such Voluntary Redemption Event, place in trust for the benefit of the holders of the Series C Preferred Stock in a manner reasonably acceptable to holders of a majority of the shares of Series C Preferred Stock outstanding, cash that is available for and sufficient to pay the redemption amount contemplated by this Section 11 (without giving effect to Section 11(d)) for the maximum number of Required Number of Shares that could exist in connection with the Voluntary Redemption Event. In the case of clauses (ii) or (iii) in the preceding sentence, any cash not required in fact to redeem the Required Number of Shares for the amount contemplated by this Section 11 will be returned from trust to the Corporation on the day immediately following the last day on which the holders of the Series C Preferred Stock may timely request redemption with respect to such Voluntary Redemption Event.

     12. Contingent Value Rights.
     (a) As used herein:
     (i) A “CVR Event” means, as applicable, (A) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation referred to in Section 4, (B) the date of the Corporation’s delivery of Notice of Redemption for redemption of shares of Series C Preferred Stock at the option of the Corporation pursuant to Sections 5 and 6, or (C) the date of the applicable holder’s delivery of notice requesting redemption of shares of Series C Preferred Stock at the option of the holder pursuant to paragraph (a), (b) or (c) of Section 11.
     (ii) The “Common Stock Price” in respect of a CVR Event means the average Market Price of the Common Stock during the period of ten consecutive Trading Days ending on the date of the applicable CVR Event.
     (iii) The “Applicable Per Share CVR Amount” in respect of a CVR Event means an amount equal to (A) the Applicable CVR Amount determined in accordance with the following table divided by (B) the total number of shares of Series C Preferred Stock issued and outstanding on the Initial Funding Date.

If the Common Stock Price in respect	then the “Applicable CVR Amount” shall be
of the applicable CVR Event is:	an amount (in dollars) equal to:
less than $10	$0
equal to $10	$65,000,000

greater than $10 but less than $12.50	the sum of $65,000,000 plus the product
of $125,000,000 times a fraction the
numerator of which is equal to the
number of cents (which may be less than,
equal to, or more than 100) by which the
Common Stock Price exceeds $10 and the
denominator of which is 250

equal to $12.50	$190,000,000

greater than $12.50 but less than $15	the sum of $190,000,000 plus the product
of $160,000,000 times a fraction the
numerator of which is equal to the
number of cents (which may be less than,
equal to, or more than 100) by which the
Common Stock Price exceeds $12.50 and
the denominator of which is 250

equal to $15	$350,000,000

greater than $15	the sum of $350,000,000 plus the product
of $180,000,000 times a fraction the
numerator of which is
equal to the
number of cents (which may be less than,
equal to, or more than 100) by which the
Common Stock Price exceeds $15 and the
denominator of which is 250

     (b) All calculations under this Section 12 shall be appropriately adjusted for any stock split, stock dividend, subdivision, reclassification, combination or the like affecting the Common Stock, so as to protect the rights of holders of shares of Series C Preferred Stock or holders of shares of Common Stock, as applicable, from dilution or other impairment.
     13. Certain Other Provisions.
     (a) If any Series C Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation will issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, a new Series C Preferred Stock certificate of like tenor and representing an equivalent amount of Series C Preferred Stock, upon receipt of evidence of such loss, theft or destruction of such certificate and, if requested by the Corporation, an indemnity on customary terms for such situations reasonably satisfactory to the Corporation.
     (b) Without limiting the provisions of (or the holders’ rights under) Section 9 and Section 11, the Corporation shall not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other entity, or permit consummation of any other Business Combination, unless the surviving, successor, transferee or lessee entity, as the case may be (if not the Corporation), (i) expressly assumes, as part of the terms of such Business Combination that shall be enforceable by the holders of shares of Series C Preferred Stock, the due and punctual performance and observance of each and every covenant and condition of this Certificate to be performed and observed by the Corporation and (ii) expressly agrees, as part of the terms of such Business Combination that shall be enforceable by the holders of shares of Series C Preferred Stock, to exchange, at the holder’s option, shares of Series C Preferred Stock for shares of the surviving entity’s capital stock having terms, preferences, rights (including, without limitation, as to dividends, voting, redemption at the option of the holder, and rights to assets upon liquidation, dissolution or winding-up), privileges and powers substantially similar to the terms, preferences, rights (including, without limitation, as to dividends, voting, redemption at the option of the holder, and rights to assets upon liquidation, dissolution or winding-up), privileges and powers under this Certificate, in each case, such that the rights of the holders of Series C Preferred Stock are protected against dilution or other impairment. Without limiting any of the foregoing, the Corporation shall cause lawful provision to be made as part of the terms of each Business Combination such that each holder of a share of Series C Preferred Stock then outstanding shall have the right thereafter to exchange such share for, or convert such share into, the kind and amount of securities, cash and other property receivable upon the Business Combination by a holder of a number of shares of Common Stock into which such share of Series C Preferred Stock (after being exchanged into Series B Preferred Stock or Series B-1 Preferred Stock) would have been convertible (without regard to any limitations contained in Section 7 of the Series B Certificate) immediately prior to such Business Combination, and subject to anti-dilution adjustment protections substantially equivalent to those set forth in the Series B Certificate.

Notwithstanding anything in this Section 13(b) to the contrary, the failure of such surviving entity (if not the Corporation) to assume or agree to the voting rights contained in Section 9(c) of this Certificate shall not prohibit the Corporation from engaging in any transaction that would be deemed a Change of Control under Section 11(c)(iii)(B) if in connection with such Change in Control the Corporation or such surviving entity redeems for cash all shares of Series C Preferred Stock tendered for redemption in accordance with this Certificate and otherwise complies with the terms of this Section 13(b).
     (c) The Corporation shall not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets, or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series C Preferred Stock against dilution or other impairment.
     (d) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
     (e) This Certificate shall become effective upon the filing thereof with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed and acknowledged by its undersigned duly authorized officer this ___day of ___, 2008.

MONEYGRAM INTERNATIONAL, INC.
By:
Name:
Title:

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